Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2009 with respect to the consolidated financial statements of NeoStem, Inc. and Subsidiaries, which appears in NeoStem, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Holtz Rubenstein Reminick LLP

New York, New York
December 15, 2009